UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant   ☑
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

J. C. Penney Company, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

May 1, 2008

Dear JCPenney Stockholder:

As a stockholder, you should have received in April a Notice of Internet Availability of Proxy Materials (Notice) that contains a Web site address and control number for viewing the materials and making your voting elections online.  You also should have received a set of printed proxy materials by mail, which includes instructions on how to vote by mail, telephone or online.  Your vote is important and we encourage you to vote your shares if you have not already done so.  If you have not received these materials, please contact the Company at (972) 431-2236.

Also, if you are planning to attend the 2008 Annual Meeting of Stockholders in person, you will be asked to present proof of stock ownership and a valid, government-issued photo identification, such as a driver’s license, before being admitted to the meeting.  Proof of stock ownership may consist of the top portion of your proxy card or your Notice.

As always, we appreciate your continued support of JCPenney.

Sincerely,

JCPenney Shareholder Services